Exhibit 99.1

[ For Immediate Release ]

AGBA Group Releases Third Quarter 2023 Financial Results

HONG KONG (14 November 2023) - NASDAQ-listed, AGBA Group Holding Limited (“AGBA” or “the Company”) the leading one-stop financial supermarket in Hong Kong released its financial results for its third quarter ended September 30, 2023.

The Company generated USD 41 million in revenue for the first nine months of 2023, which was more than double compared to the first nine months of 2022 (up 115%). Revenues for the third quarter of 2023 were approximately flat compared to revenues for the third quarter of 2022. During the third quarter of 2023, the company expanded its platform by introducing new products and supporting services for its financial consultants and end-customers.

While macro-economic challenges globally and in China continued to impact the Hong Kong economy, the third quarter of 2023 also witnessed the announcement of several Hong Kong government initiatives expected to provide a significant boost to the local economy, including the capital investment entrant scheme.

A major milestone in the company’s history was announced after the end of the third quarter. On November 8, 2023, AGBA announced that it had entered into term sheets for a private placement offering with an institutional investor, AGBA’s Group President, Mr. Wing-Fai Ng, and AGBA’s management team, totaling USD 6.2 million (“Share Placement”). The contemplated Share Placement will fuel AGBA’s ongoing expansion, accelerate its path to profitability, enhance financial flexibility, and enable strategic acquisitions to strengthen its market position.

Mr. Wing-Fai Ng, Group President of AGBA Group Holding Limited stated, “We are optimistic that our dedicated efforts will continue to provide momentum to successfully close out 2023 and continue our upward trajectory in 2024. Our primary focus will always be to maximize shareholder value through rapid market share growth, innovation and strategic initiatives.”

To view a detailed analysis of our Q3 financial results and future outlook, please visit www.agba.com/ir. For more details, please refer to the company’s report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2023.

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Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.

About AGBA Group:

Established in 1993, AGBA Group Holding Limited (NASDAQ: “AGBA”) is a leading one-stop financial supermarket based in Hong Kong offering the broadest set of financial services and healthcare products in the Guangdong-Hong Kong-Macao Greater Bay Area (GBA) through a tech-led ecosystem, enabling clients to unlock the choices that best suit their needs. Trusted by over 400,000 individual and corporate customers, the Group is organized into four market-leading businesses: Platform Business, Distribution Business, Healthcare Business, and Fintech Business.

For more information about AGBA, please visit www.agba.com

Investor Relations and Media Contact:

Ms. Bethany Lai

media@agba.com/ ir@agba.com

+852 5529 4500

Social Media Channels:

agbagroup

LinkedIn | Twitter | Instagram | Facebook | YouTube

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